Exhibit 15.2

中国北京市建国门外大街甲12号新华保险大厦6层100022

6/F, NCI Tower, A12 Jianguomenwai Avenue, Beijing 100022, China

电话 Tel: +86 10 6569 3399 传真 Fax: +86 10 6569 3838

July 10, 2020

Kaixin Auto Holdings

5/F, North Wing

18 Jiuxianqiao Middle Road

Chaoyang District, Beijing 100016

People’s Republic of China

Dear Sirs/Madams:

We consent to the reference of our name under the headings “Item 3.D—Risk Factors” and “Item 4.C—Organizational Structure—Contractual Arrangements with Our VIEs and Their Shareholders” in Kaixin Auto Holdings’s Annual Report on Form 20-F for the year ended December 31, 2019 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) in the month of July 2020.

We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices